Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Idle Media, Inc., on Form 10/A No.1 of our audit report, dated June 1, 2012, relating to the accompanying consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders’ equity, and consolidated statements of cash flows as of September 31, 2011 and 2010, which appears in such Registration Statement.

/S/ De Joya Griffith & Company, LLC

Henderson, NV
July 31, 2012